Exhibit 99.2

HEI Announces Plan to Spin Off ASB Hawaii into a New, Publicly Traded Company

American Savings Bank will Continue to be a Leading Financial Institution Serving and Investing in Hawaii

American Savings Bank will Remain Headquartered in Hawaii, Led by its Current Management Team

HONOLULU – Dec. 3, 2014 – Hawaiian Electric Industries, Inc. (NYSE:HE) today announced that its Board of Directors has unanimously approved a plan to spin off ASB Hawaii, Inc., the parent company for American Savings Bank, and establish it as an independent publicly traded company.  The spinoff of ASB Hawaii is contingent upon the closure of the separately announced definitive agreement under which NextEra Energy, Inc. will combine with HEI and will occur immediately prior to the closing of the NextEra Energy-HEI transaction.

American Savings Bank is one of Hawaii’s largest full-service financial institutions with over $5 billion in assets1, more than $4 billion in deposits, 56 branches and 1,200 employees. It currently operates as a subsidiary of HEI.  The spinoff transaction is not expected to result in significant changes to American Savings Bank’s operations.

“Our ability to establish American Savings Bank as a new, independent public company reflects the strength of the bank’s business, its strong market position and its talented team of employees,” said Connie Lau, chairman of the board for American Savings Bank and president and chief executive officer of HEI.  “This plan also enables HEI shareholders to participate in the upside potential of American Savings Bank following the spinoff. We are confident that American Savings Bank is well positioned to thrive into the future.”

“For nearly 90 years, American Savings Bank has been dedicated to serving and investing in Hawaii and its people. This mission will continue to guide us,” said Rich Wacker, president and chief executive officer of American Savings Bank.  “As an independent public company, American Savings Bank will continue to benefit from our experienced management team and a highly motivated team of employees, as well as its history of high performance, conservative risk management, and solid profitability.”

Following the spinoff, American Savings Bank will remain based in Hawaii and continue to provide a full range of financial products and services, including business and consumer banking, insurance and investments, corporate banking and commercial real estate lending. American Savings Bank will maintain its name and corporate identity.

American Savings Bank has been named a “Best Place to Work in Hawaii” for five consecutive years and has also been recognized as one of the state’s healthiest employers.  In addition, American Savings Bank has been recognized as one of the “Best Banks to Work for” by American Banker Magazine for two years in a row since the inception of the ranking.

Terms and Timing of ASB Hawaii Spinoff

Under the planned spinoff, HEI shareholders would receive a distribution of stock in ASB Hawaii, pro rata to their ownership interest in HEI.  NextEra Energy will assume the corporate tax liability related to

1 All American Savings Bank data as of December 31, 2013 unless otherwise noted.

the spinoff (estimated to total approximately $1.60 per HEI share).  The spinoff is expected to be tax-free for HEI shareholders. In addition, ASB Hawaii’s tax basis in its assets is expected to be increased to reflect their fair market value at the time of the spinoff, which is expected to create a deductible amortization of an intangible asset for tax purposes and a corresponding deferred tax asset (DTA) for generally accepted accounting principles purposes, improving regulatory capital ratios and providing improved cash flow by reducing cash taxes as the DTA is amortized. Based on the median of six equity analyst consensus estimates, on Dec. 2, 2014, ASB Hawaii’s estimated current value is approximately $800 million, or approximately $8.00 per share. This valuation represents 1.7-1.8x tangible book value for ASB Hawaii. Following the spinoff, American Savings Bank expects to realize higher year-over-year fee income due to regaining its exemption from regulatory limits on interchange fees (Durbin Amendment). Prior to losing the Durbin Amendment exemption in 2013, American Savings Bank realized approximately $6 million, after tax, in higher interchange fees.

The spinoff separation is expected to be completed immediately prior to and is contingent upon the completion of the combination of HEI and NextEra Energy, which is expected to occur within approximately 12 months, and remains subject to HEI shareholder and regulatory approvals. The spinoff is also subject to customary conditions and final approval by the HEI board of directors.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor to HEI, and Skadden, Arps, Slate, Meagher & Flom LLP is legal counsel.

Citigroup Global Markets Inc. is serving as financial advisor to NextEra Energy, and Wachtell, Lipton, Rosen & Katz is legal counsel.

Analyst and Investor Webcast and Conference Call

HEI will conduct a webcast and conference call for analysts and investors to discuss this announcement today, Wednesday, Dec. 3, 2014, at 1:00 p.m. Hawaii time (6:00 p.m. Eastern time).   The webcast and conference call will be conducted jointly with NextEra Energy, as the separately announced agreement under which NextEra Energy and HEI will combine will also be discussed. The event can be accessed through each company’s website at www.NextEraEnergy.com and www.HEI.com or by dialing (866) 610-1072, passcode: 38818848 for the teleconference call.  The presentation for the webcast will be on the websites under the heading “Investor Relations.”

An online replay of the webcast will be available on each company’s website, beginning about two hours after the event.  Audio replays of the teleconference will also be available approximately two hours after the event through Dec. 10, 2014, by dialing (800) 585-8367, passcode: 38818848.

Hawaiian Electric Industries, Inc.

HEI supplies power to approximately 450,000 customers or 95 percent of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. HEI cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NextEra Energy (NEE) and HEI, including future financial or operating results of NEE or HEI, NEE’s or HEI’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or spin-off of HEI’s bank subsidiary or as of any other date in the future, of any consideration to be received in the merger or the spin-off in the form of stock or any other security, potential benefit of tax basis step up to HEI shareholders, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that HEI may be unable to obtain shareholder approval for the merger or that NEE or HEI may be unable to obtain governmental and regulatory approvals required for the merger or the spin-off, or required governmental and regulatory approvals may delay the merger or the spin-off or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger or the completion of the spin-off may not be satisfied; the timing to consummate the proposed merger and the expected timing of the completion of the spin-off; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction, including the value of a potential tax basis step up to HEI shareholders, may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger and spin-off-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities and in the financial results of NEE, HEI or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of HEI’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These risks, as well as other risks associated with the merger, will be more fully discussed in the proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in HEI’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and HEI does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed business combination transaction between NEE and HEI will be submitted to the shareholders of HEI for their consideration. NEE will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of HEI that also constitutes a prospectus of

NEE. HEI will provide the proxy statement/prospectus to its shareholders. NEE and HEI also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which HEI may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HEI ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from HEI’s website (www.hei.com) under the tab “Investor Relations” and then under the heading “SEC Filings.” Additional information about the proposed transaction is available at www.forhawaiisfuture.com.

PARTICIPANTS IN THE MERGER SOLICITATION

HEI and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from HEI shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of HEI shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about HEI’s executive officers and directors in its definitive proxy statement filed with the SEC on March 25, 2014 and in its Annual Report on Form 10-K filed with the SEC on February 21, 2014.  Additional information about HEI’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from HEI using the contact information above.

Hawaiian Electric Industries Contact

Media

A.J. Halagao

Manager, Corporate & Community Advancement

(808) 543-5889

ajhalagao@hei.com

Investor Relations

Cliff Chen

Manager, Investor Relations & Strategic Planning

(808) 543-7300

IR@hei.com

American Savings Bank Contact

Jayson Harper

First Vice President, Director of Communications and Public Relations

(808) 538-2652

jharper@asbhawaii.com